UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

Kiniksa Pharmaceuticals International, plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-730430	98-1795578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Old Bond Street, Floor 3

London, W1S 4PZ

England, United Kingdom

(Address of principal executive offices, including zip code)

(781) 431-9100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.000273235 nominal value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Kiniksa Pharmaceuticals International, plc (the “Company”) (i) approved a KPL-387 Long-Term Incentive Plan for the Company’s executive officers (the “Executive 387 LTIP”), to incentivize eligible employees of the Kiniksa organization to achieve (a) a submission to the U.S. Food and Drug Administration (the “FDA”) of a biologics license application (“BLA”) for KPL-387 (“Milestone 1”) and (b) approval by the FDA of the commercial sale and marketing in the United States of KPL-387 (“Milestone 2” and, together with Milestone 1, the “Milestones”), in each case for the treatment of recurrent pericarditis and (ii) approved the grant of the awards described below to executive officers eligible to participate in the Executive 387 LTIP, including the Company’s principal executive officer, principal financial officer and other named executive officers.

Under the Executive 387 LTIP, the Company’s executive officers are eligible to receive (i) cash awards (“Cash Awards”), (ii) grants of performance share unit (“PSU”) awards (“PSU Awards”) covering the Company’s Class A ordinary shares (“Shares”) and (iii) grants of share options (“Option Awards” and, together with the Cash Awards and PSU Awards, the “Awards”) representing the right to receive Shares, in each case, in amounts determined under and otherwise subject to the terms and conditions of the Executive 387 LTIP as well as the Company’s 2018 Incentive Award Plan (the “2018 Plan”).

In each case, the amount of cash receivable pursuant to Cash Awards or Shares receivable pursuant to PSU Awards or Option Awards will be multiplied by an applicable earnout percentage, depending on the date at which the Milestones are achieved. Depending on the date range within which each Milestone is achieved, each Award can be achieved as to 100%, 75%, 50% or 0% of the values described above.

In the event of a change in control of the Company where the Awards are assumed or substituted by the successor entity, if a participant is terminated without “cause” or resigns for “good reason” (each, as defined in the Executive 387 LTIP and/or the 2018 Plan) on or within 12 months following the change in control and if either Milestone has not yet been achieved but is still achievable at the time of termination (based on the date on which such termination occurs), such participant’s Awards will be treated as if the applicable Milestones had been achieved as of such termination date based on the earnout percentage then applicable.

If Awards are not assumed or substituted in connection with the change in control, participants’ Awards will be earned as if the Milestones had been achieved as of the date of the consummation of the change in control based on the earnout percentage then applicable.

The PSU Awards and Option Awards to be granted to each of the Company’s principal executive officer, principal financial officer and each other named executive officer is set forth below. Because Cash Awards are determined based upon participants’ then-current base salaries at the time of Milestone achievement, the amounts payable pursuant to such awards are not currently ascertainable.

Officer	PSU Award (#)	Option Award (#)
Sanj K. Patel Chief Executive Officer (Principal Executive Officer)	16,312	26,142
Mark Ragosa Chief Financial Officer (Principal Financial Officer)	9,309	14,918
John Paolini, M.D., Ph.D. Chief Medical Officer	10,117	16,213
Eben Tessari Chief Operating Officer	10,162	16,285
Ross Moat Chief Commercial Officer	10,162	16,286

The foregoing description of the Executive 387 LTIP is qualified in its entirety by reference to the KPL-387 Long-Term Incentive Plan for Executive Officers, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	KPL-387 Long-Term Incentive Plan for Executive Officers

10.2	Form of Milestone 1 Cash Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan

10.3	Form of Milestone 2 Cash Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan

10.4	Form of Milestone 1 PSU Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan

10.5	Form of Milestone 2 PSU Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan

10.6	Form of Milestone 1 Option Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan

10.7	Form of Milestone 2 Option Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*      Portions of the exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

Date: April 23, 2025	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Senior Vice President, General Counsel and Secretary